Exhibit 99.2

MICROS SYSTEMS, INC.

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Gary C. Kaufman, Executive Vice President of Finance and Administration and the Chief Financial Officer of MICROS Systems, Inc. (“Registrant”), certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended December 31, 2002 of the Registrant (the “Report”):

(1)       The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/	Gary C. Kaufman
Name:	Gary C. Kaufman
Date:	February 14, 2003